Exhibit 24

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Marc J. Eisenberg, Constantine Milcos and Christian G. Le Brun, and each of them singly, his true and lawful attorneys-in-fact and agents, with full power to them and each of them (including the full power of substitution and resubstitution) to sign for him and in his name and in the capacity or capacities indicated below a Registration Statement or Registration Statements on Form S-3, including any subsequent registration statements which may be filed under Rule 462 under the Securities Act of 1933, as amended (the “Securities Act”), and any and all amendments (including post-effective amendments), free writing prospectuses and supplements thereto to be filed by ORBCOMM Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act, relating to the shelf registration of securities of the Company, as approved in the resolutions by the Board of Directors of the Company, and to cause the same to be filed with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Marc J. Eisenberg Marc J. Eisenberg	Chief Executive Officer and President and Director (principal executive officer)	February 19, 2020

/s/ Jerome B. Eisenberg Jerome B. Eisenberg	Chairman of the Board	February 19, 2020

/s/ Marco Fuchs Marco Fuchs	Director	February 19, 2020

/s/ Timothy Kelleher Timothy Kelleher	Director	February 19, 2020

/s/ John Major John Major	Director	February 19, 2020

/s/ Denise Gibson Denise Gibson	Director	February 19, 2020

/s/ Karen Gould Karen Gould	Director	February 19, 2020

/s/ Constantine Milcos Constantine Milcos	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	February 18, 2020

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